Exhibit 4.40

Johannesburg Office Postnet Suite 271 • Private Bag X30500 • Houghton 2041 Block A • Empire Park • 55 Empire Rd • Parktown • Gauteng • South Africa Tel: 27 11 482 3605 • Fax 27 11 482 3604

CONSENT

Ladies and Gentlemen:

The undersigned hereby consents to the reference to (1) the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. (the “Company”) under the United States Securities Act of 1933, as amended, in connection with the undersigned’s review of scientific and technical information contained in the news release attached to the Company’s material change report dated February 16, 2007 and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: June 25, 2007

/s/ M.H.G. Heyns
M.H.G. Heyns

Directors: Ian Teller (Non-Executive Chairman) • Neal Froneman (President and CEO) • Andrew Adams (Non-Executive) Terry Rosanberg (Non-Executive) • Philip Shirvington (Non-Executive) • Dave Hodgson (Non-Executive) • Mark Wheatley (Non-Executive) • Ken Williamson (Non-Executive)

Reg No. 15096422420